As filed with the Securities and Exchange Commission on March 7, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kraton Performance Polymers, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2821	20-0411521
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300

Houston, TX 77032

(218) 504-4700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen W. Duffy, Esq.

General Counsel

Kraton Performance Polymers, Inc.

15710 John F. Kennedy Blvd.

Suite 300

Houston, Texas 77032

Telephone: (281) 504-4700

Telecopy: (281) 504-4743

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Duane McLaughlin, Esq.

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Telephone: (212) 225-2000

Telecopy: (212) 225-3999

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (1)	Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, par value $0.01 per share

(1)	An indeterminate aggregate initial offering price and number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fee.

PROSPECTUS

Kraton Performance Polymers, Inc.

Common Stock

We or the selling stockholders may offer and sell from time to time, together or separately, shares of our common stock, in amounts, at prices and on other terms to be determined at the time of the offering and to be described in an accompanying prospectus supplement.

Our registration of the shares of common stock covered by this prospectus does not mean that we or the selling stockholders will offer or sell any shares. Shares of common stock covered by this prospectus may be sold in a number of different ways and at varying prices. If the shares are offered through a broker-dealer, in an underwritten offering or otherwise, the broker-dealer may purchase shares from us or the selling stockholders, as applicable, and sell all or a portion of those shares to the public. We provide more information about how the shares may be offered and sold in the section entitled “Plan of Distribution” beginning on page 10. If necessary, the specific manner in which shares of common stock may be offered and sold will be described in a supplement to this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “KRA.” On March 4, 2011 the last reported sale price of our common stock on the New York Stock Exchange was $37.33 per share.

Investing in our common stock involves a high degree of risk. You should carefully consider the risks referenced under “Risk Factors” on page 3 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement before making a decision to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 7, 2011.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Specific information about the terms of an offering , if required, will be included in a prospectus supplement relating to each specific offering of shares. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any accompanying prospectus supplement, together with additional information described under the caption “Where You Can Find More Information.”

We are responsible for the information contained and incorporated by reference in this prospectus, any accompanying prospectus supplement, and in any related free-writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. This document may only be used where it is legal to sell these securities. The information contained in this prospectus, any accompanying prospectus supplement or in any related free-writing prospectus we prepare or authorize may only be accurate as of the date of the applicable document.

The Kraton name, logo and other trademarks mentioned in this prospectus, any prospectus supplement, any free-writing prospectus or any document incorporated by reference are the property of their respective owners.

We obtained the industry and market data used throughout this prospectus, any prospectus supplement, any free-writing prospectus or any document incorporated by reference from our own internal estimates and research as well as from industry and general publications and from research, surveys and studies conducted by third parties.

In this prospectus, unless we indicate otherwise or the context requires:

•	“Kraton,” “our company,” “we,” “our,” “ours” and “us” refer to Kraton Performance Polymers, Inc. and its consolidated subsidiaries; and

•	the “SBC industry” refers to the elastomeric styrenic block copolymers industry and does not include the high styrene or rigid SBC business.

i

OUR COMPANY

General

We believe we are the world’s leading producer of styrenic block copolymers (“SBCs”) as measured by 2010 sales revenue. We market our products under the widely recognized KRATON® brand. SBCs are highly engineered synthetic elastomers that we invented and commercialized almost 50 years ago, which enhance the performance of numerous end use products, imparting greater flexibility, resilience, strength, durability and processability. We focus on the end use markets we believe offer the highest growth potential and greatest opportunity to differentiate our products from competing products. Within these end use markets, we believe that we provide our customers with a broad portfolio of highly-engineered and value-enhancing polymers that are critical to the performance of our customers’ products. We seek to maximize the value of our product portfolio by introducing innovations that command premium pricing and by consistently upgrading from lower margin products. As the industry leader, we believe we maintain significant competitive advantages, including an almost 50-year proven track record of innovation; world-class technical expertise; customer, geographical and end use market diversity; and industry-leading customer service capabilities. These advantages are supported by a global infrastructure and a long history of successful capital investments and operational excellence.

Our SBC products are found in many everyday applications, including disposable baby diapers, the rubberized grips of toothbrushes, razor blades, power tools and in asphalt formulations used to pave roads. We believe that there are many untapped uses for our products, and we will continue to develop new applications for SBCs. We also develop, manufacture and market niche, non-SBC products that we believe have high growth potential, such as isoprene rubber latex (“IRL”). IRL is a highly-engineered, reliable synthetic substitute for natural rubber latex. We believe the versatility of IRL offers significant opportunities for new, high-margin applications. Our IRL products, which are used in applications such as surgical gloves and condoms, have not been found to contain the proteins present in natural latex and are, therefore, not known to cause allergies. We believe we produce the highest purity IRL globally and that we are the only significant third-party supplier of the product. Our IRL business has grown at a compound annual growth rate of 36%, based on revenues, from 2008 to the end of 2010.

We currently offer approximately 800 products to more than 700 customers in over 60 countries worldwide, and we manufacture our polymers at five manufacturing facilities on four continents, including our flagship plant in Belpre, Ohio, the most diversified SBC plant in the world. Our facility in Japan is operated by an unconsolidated manufacturing joint venture. Our products are typically developed using our proprietary, and in many cases patent-protected, technology and require significant engineering, testing and certification. In 2010, we were awarded 81 patents for new products or applications and at December 31, 2010, we had approximately 1,053 granted patents and approximately 349 pending patent applications. We are widely regarded as the industry’s leading innovator and cost-efficient manufacturer in our end use markets. We work closely with our customers to design products that meet application-specific performance and quality requirements. We expect these innovations to drive our organic growth, sustain our leadership position, expand our market share, improve our margins and produce a high return on invested capital.

Over the past several years, we have implemented a range of strategic initiatives designed to enhance our profitability and end use market position. These include fixed asset investments to expand our capacity in high value products, to enhance productivity at our existing facilities and to significantly reduce our fixed cost structure through headcount reductions, production line closures at our Pernis, the Netherlands, facility (“Pernis”) and system upgrades. During this period, we have shifted our portfolio to higher-margin products, substantially exited low-margin businesses such as footwear and implemented smart pricing strategies that have improved our overall margins and return on invested capital. We believe these initiatives provide us with a strong platform to drive growth, create significant operating leverage and position us to benefit from volume recovery in our end use markets.

Corporate and Other Information

Our business is conducted through Kraton Polymers LLC, a Delaware limited liability company, and its consolidated subsidiaries. Prior to our initial public offering, Kraton Polymers LLC’s parent company was Polymer Holdings LLC, a Delaware limited liability company. On December 16, 2009, Polymer Holdings LLC (“Polymer Holdings”), was converted from a Delaware limited liability company to a Delaware corporation and renamed Kraton Performance Polymers, Inc., which remains Kraton Polymers LLC’s parent company. Trading in our common stock on the New York Stock Exchange commenced on December 17, 2009 under the symbol “KRA.” On December 22, 2009, we completed the initial public offering.

Our principal executive offices are located at 15710 John F. Kennedy Boulevard, Suite 300, Houston, Texas 77032, and our telephone number is (281) 504-4700. Our corporate web site address is www.kraton.com. We do not incorporate the information contained on, or accessible through, our corporate web site into this prospectus, and you should not consider it part of this prospectus.

RISK FACTORS

Buying shares of our common stock involves risk. You should consider carefully the risks and uncertainties described under “Risk Factors” in Item 1A of our annual report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 7, 2011, and in other documents that are included or incorporated by reference in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made under in this prospectus, and accompanying prospectus supplements, information incorporated by reference into each of them, and any related free-writing prospectus, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “intends,” “plans” or “anticipates,” or by discussions of strategy, plans or intentions. Such forward-looking statements involve known and unknown risks, uncertainties, assumptions and other important factors that could cause the actual results, performance or our achievements, or industry results, to differ materially from historical results, any future results or performance or achievements expressed or implied by such forward-looking statements. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus. These risks and uncertainties include, but are not limited to, such risks related to:

•	conditions in the global economy and capital markets;

•	our reliance on LyondellBasell for the provision of significant operating and other services;

•	the failure of our raw materials suppliers to perform their obligations under long-term supply agreements, or our inability to replace or renew these agreements when they expire;

•	limitations in the availability of raw materials we need to produce our products in the amounts or at the prices necessary for us to effectively and profitably operate our business;

•	competition in our end use markets, by other producers of SBCs and by producers of products that can be substituted for our products;

•	our ability to produce and commercialize technological innovations;

•	our ability to protect our intellectual property, on which our business is substantially dependent;

•	infringement of our products on the intellectual property rights of others;

•	seasonality in our paving and roofing business;

•	financial and operating constraints related to our substantial level of indebtedness;

•	product liability claims and other lawsuits arising from environmental damage or personal injuries associated with chemical manufacturing;

•	political and economic risks in the various countries in which we operate;

•	the inherently hazardous nature of chemical manufacturing; health, safety and environmental laws, including laws that govern our employees’ exposure to chemicals deemed harmful to humans;

•	regulation of our customers, which could affect the demand for our products or result in increased compliance costs;

•	international trade, export control, antitrust, zoning and occupancy and labor and employment laws that could require us to modify our current business practices and incur increased costs;

•	our relationship with our employees;

•	loss of key personnel or our inability to attract and retain new qualified personnel;

•	fluctuations in currency exchange rates;

•	the fact that we do not enter into long-term contracts with our customers;

•	a decrease in the fair value of our pension assets, which could require us to materially increase future funding of the pension plan;

•	concentration of ownership among our principal stockholders, which may prevent new investors from influencing significant corporate decisions; and

•

other risks and uncertainties described in this prospectus, any accompanying prospectus supplement and other documents that we include or incorporate by reference into each of them and any related free-writing prospectus.

There may be other factors of which we are currently unaware or that we deem immaterial that may cause our actual results to differ materially from the expectations we express in our forward-looking statements. Although we believe the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and, therefore, also the forward-looking statements based on these assumptions could themselves prove to be inaccurate.

Forward-looking statements are based on current plans, estimates, assumptions and projections, and therefore you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them publicly in light of new information or future events.

You should carefully consider the “Risk Factors” and subsequent public statements, or reports filed with or furnished to the SEC, before making any investment decision with respect to our securities. If any of these trends, risks, assumptions or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline and you could lose all or part of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the proceeds from sales of shares of our common stock by us for general corporate purposes, which may include repayment of debt, capital expenditures and working capital. When we offer and sell shares of common stock, the prospectus supplement related to such offering will set forth our intended use of the proceeds, if any, received from the sale of those shares.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event any shares of our common stock are sold by the selling stockholders. We will pay the expenses, other than underwriting discounts and commissions, associated with sales of shares by the selling stockholders. Certain affiliates of TPG Capital, L.P. (collectively, “TPG”) and certain affiliates of J.P. Morgan Partners, LLC (collectively, “JPMP”) are our principal stockholders and will be the selling stockholders in the event any shares of our common stock are sold by the selling stockholders. See “Selling Stockholders.”

SELLING STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of our common stock held as of February 28, 2011 by the selling stockholders. Information regarding the beneficial ownership of our common stock by the selling stockholders as of the date of the applicable prospectus supplement, the number of shares being offered by the selling stockholders and the number of shares beneficially owned by the selling stockholders after the applicable offering will be included in the applicable prospectus supplement. Percentage of beneficial ownership is based on 31,736,514 shares of common stock outstanding as of February 28, 2011.

Name and Address of the Selling Shareholders	Shares Beneficially Owned
	Number	Percent
TPG Advisors III, Inc. (1)	3,032,360	9.55%
301 Commerce Street, Suite 3300 Fort Worth, Texas 76102
TPG Group Holdings (SBS) Advisors, Inc.(2)	2,960,483	9.33%
301 Commerce Street, Suite 3300 Fort Worth, Texas 76102
JPMP Capital Corp. and Related Entities (3)	3,995,229	12.59%
c/o J.P. Morgan Partners, LLC 270 Park Avenue, 4th Floor New York, New York 10017

(1)	TPG Advisors III, Inc. (“TPG Advisors III”) is the general partner of TPG GenPar III, L.P., which in turn is the sole general partner of each of TPG Partners III, L.P. (“Partners III”), TPG Parallel III, L.P. (“Parallel III”), TPG Investors III, L.P. (“Investors III”), FOF Partners III, L.P. (“FOF”) and FOF Partners III-B, L.P. (“FOF B”) and the sole member of TPG GenPar Dutch, L.L.C., which is the general partner of TPG Dutch Parallel III, C.V. (“Dutch Parallel III”). Partners III, Parallel III, Investors III, FOF, FOF B and Dutch Parallel III are the members of TPG III Polymer Holdings LLC (“TPG III Polymer Holdings”). TPG Advisors III may be deemed, pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to beneficially own all of the securities held by TPG III Polymer Holdings. David Bonderman and James G. Coulter are directors, officers and sole stockholders of TPG Advisors III, and therefore, Messrs. Bonderman and Coulter may be deemed to be the beneficial owners of, with indirect voting and dispositive authority over, the equity securities held by TPG III Polymer Holdings. The selling stockholder is an affiliate of a broker-dealer and purchased its shares in the ordinary course of business and, at the time of purchase, with no agreements or understandings, directly or indirectly, with any person to distribute such shares.
(2)	TPG Group Holdings (SBS) Advisors, Inc. (“TPG Group Advisors”) is the general partner of TPG Group Holdings (SBS), L.P., which is the sole member of TPG Holdings I-A, LLC, which is the general partner of TPG Holdings I, L.P., which is the sole member of TPG GenPar IV Advisors, LLC, which is the general partner of TPG GenPar IV, L.P., which is the general partner of TPG Partners IV, L.P., which is the sole member of TPG IV Polymer Holdings LLC (“TPG IV Polymer Holdings”). TPG Group Advisors may be deemed, pursuant to Rule 13d-3 under the Exchange Act, to beneficially own all of the securities held by TPG IV Polymer Holdings. David Bonderman and James G. Coulter are directors, officers and sole stockholders of TPG Group Advisors and therefore, Messrs. Bonderman and Coulter may be deemed to be beneficial owners of, with indirect voting and dispositive authority over, the equity securities held by TPG IV Polymer Holdings. The selling stockholder is an affiliate of a broker-dealer and purchased its shares in the ordinary course of business and, at the time of purchase, with no agreements or understandings, directly or indirectly, with any person to distribute such shares.
(3)	JPMP Capital Corp., a wholly-owned subsidiary of JPMorgan Chase & Co., a publicly traded company, is the general partner of JPMP Master Fund Manager, L.P. JPMP Master Fund Manager L.P. is the general partner of J.P. Morgan Partners (BHCA), L.P. (“BHCA”). JPMP Capital Corp. is also the general partner of JPMP Global Investors, L.P. JPMP Global Investors, L.P. is the general partner of each of J.P. Morgan Partners Global Investors, L.P., JPMP Global Fund/Kraton A, L.P., J.P. Morgan Partners Global Investors (Cayman), L.P., J.P. Morgan Partners Global Investors (Cayman) II, L.P., JPMP Global Fund/Kraton, L.P., J.P. Morgan Partners Global Investors (Selldown), L.P., JPMP Global Fund/Kraton/Selldown, L.P., J.P. Morgan Partners Global Investors (Selldown) II, L.P., and JPMP Global Fund/Kraton/Selldown II, L.P. (collectively, the “Global Fund Entities”). BHCA and the Global Fund Entities are selling stockholders. JPMP Capital Corp. may be deemed, pursuant to Rule 13d-3 under the Exchange Act, to beneficially own all of the securities held by BHCA and the Global Fund Entities. Ina Drew, John Wilmot and Ana Capella Gomez-Acebo are officers of JPMP Capital Corp. who have voting and dispositive authority over securities beneficially owned by JPMP Capital Corp., and therefore may be deemed to be the beneficial owners of the equity securities held by BHCA and the Global Fund Entities. Each of Ms. Drew, Mr. Wilmot and Ms. Capella Gomez-Acebo disclaims beneficial ownership of such securities. The address for each of the entities described above is 270 Park Avenue, New York, New York 10017, except that the address of each Cayman entity described above is c/o Walkers Corporate Services Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands. The selling stockholders are affiliates of a broker-dealer and purchased its shares in the ordinary course of business and, at the time of purchase, with no agreements or understandings, directly or indirectly, with any person to distribute such shares.

DESCRIPTION OF CAPITAL STOCK

For a description of our common stock, see the description contained in our registration statement on Form S-1/A, filed with the SEC on September 20, 2010, which is incorporated herein by reference. Because the description is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our certificate of incorporation and our bylaws, copies of which are filed as exhibits to the registration statement referred to in the preceding sentence, as well as the relevant portions of the Delaware General Corporation Law.

PLAN OF DISTRIBUTION

We or the selling stockholders may offer and sell from time to time, together or separately, shares of our common stock covered by this prospectus in one or more or any combination of the following transactions:

•	on the New York Stock Exchange, in the over-the-counter market or on any other national securities exchange on which our shares are listed or traded;

•	in privately negotiated transactions;

•	in underwritten transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus; and

•	through any other method permitted by applicable law.

We or the selling stockholders may sell the shares at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by us or the selling stockholders, as applicable, and, at the time of the determination, may be higher or lower than the market price of our common stock on the New York Stock Exchange or any other exchange or market.

The shares may be offered to the public, from time to time, through broker-dealers acting as agent or principal, including through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the shares of common stock will be subject to the conditions set forth in the applicable underwriting agreement. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time. Registration of shares of common stock covered by this prospectus does not mean, however, that those shares of common stock necessarily will be offered or sold.

Our common stock is listed on the New York Stock Exchange under the symbol “KRA.”

In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from us or the selling stockholders, as applicable, or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholders and any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares by the selling stockholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., the maximum compensation to be paid to any broker-dealer participating in an offering of securities pursuant to this prospectus and any accompanying prospectus supplement will not exceed 8% of the gross proceeds from such offering.

We and the selling stockholders each may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the shares of common stock, including liabilities arising under the Securities Act. Under the registration rights and shareholders’ agreement entered into by TPG, JPMP and us (the

“Registration Rights and Shareholders’ Agreement”), we have agreed to indemnify the selling stockholders against certain liabilities related to the sale of the common stock, including liabilities arising under the Securities Act. Under the Registration Rights and Shareholders’ Agreement, we have also agreed to pay the expenses, other than underwriting discounts or commissions, associated with the sale of shares by the selling stockholders.

At any time a particular offer of shares of common stock covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will set forth the aggregate amount of shares of common stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such revised prospectus or prospectus supplement. Any such required prospectus or prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of shares of common stock covered by this prospectus.

To facilitate the offering of shares covered by this prospectus, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the shares of common stock . This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we or the selling stockholders sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

In the ordinary course of their business activities, any underwriter, broker-dealer or agent and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and other instruments. Any underwriter, broker-dealer or agent and their respective affiliates may also engage in transactions with or perform services for us or provide other types of financing to us in the ordinary course of their business.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

Instead of selling the shares of common stock under this prospectus, the selling stockholders may sell the shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

LEGAL MATTERS

Cleary Gottlieb Steen & Hamilton LLP will pass upon the legality of the shares of common stock sold in this offering. Certain partners of Cleary Gottlieb Steen & Hamilton LLP are members of a limited liability company that is an investor in one or more investment funds advised by TPG Capital, L.P., including investment funds that own a beneficial equity interest in the company. Cleary Gottlieb Steen & Hamilton LLP represents entities affiliated with TPG Capital, L.P. and its affiliates in connection with legal matters.

EXPERTS

The consolidated financial statements and schedule of Kraton Performance Polymers, Inc. as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31,2010 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to our common stock offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. Some items are omitted in accordance with the rules and regulations of the SEC. For further information about us and our common stock, we refer you to the registration statement and the exhibits to the registration statement filed as part of the registration statement. You may read and copy the registration statement, including the exhibits to the registration statement, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site at www.sec.gov, from which you can electronically access the registration statement, including the exhibits to the registration statement.

We are subject to the full informational requirements of the Exchange Act, and as a result, file periodic reports, proxy statements and other information with the SEC. We also furnish our stockholders with annual reports containing financial statements that have been examined and reported on, with an opinion expressed by an independent registered public accounting firm. We maintain a web site at www.kraton.com. Information about us, including our reports filed with the SEC, is available through that site. Such reports are accessible at no charge through our web site and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. Our web site and the information contained on that site, or connected to that site, are not incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to “incorporate by reference” the information contained in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We hereby incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities described in this prospectus (other than in each case, unless otherwise indicated, documents or information that is, or is deemed to be, furnished and not filed in accordance with applicable SEC rules).

•	our annual report on Form 10-K for the fiscal year ended December 31, 2010 as filed on March 7, 2011;

•	our current reports on Form 8-K as filed on January 28, 2011, February 1, 2011, February 2, 2011 (two reports), February 11, 2011, February 14, 2011 and February 15, 2011; and

•	the description of our common stock contained in our registration statement on Form S-1/A, filed with the SEC on September 20, 2010.

Any information incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that the information contained in this prospectus modifies or supersedes that information.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been or may be incorporated by reference in this prospectus, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus. Requests for such copies should be directed to:

Secretary

Kraton Performance Polymers, Inc.

15710 John F. Kennedy Blvd.

Suite 300

Houston, Texas 77032

Telephone: (281) 504-4700

We make these filings available through our web site at www.kraton.com. Our web site and the information contained on that site, or connected to that site, are not incorporated by reference into this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Estimated expenses payable in connection with the common stock being registered hereby are as follows:

SEC registration fee (1)	$
FINRA filing fee		75,500
Printing and engraving expenses		7,000
Legal fees and expenses		150,000
Accounting fees and expenses		10,000

Total		$242,500

(1)	Deferred in reliance on Rules 456(b) and 457(r) under the Securities Act.

We will bear all of the expenses shown above.

Item 15.	Indemnification of Directors and Officers.

The Delaware General Corporation Law and our certificate of incorporation and bylaws provide for indemnification of our directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Please see our bylaws and our certificate of incorporation, which are filed as Exhibits 3.1 and 3.2, respectively, to the registration statement on Form S-1 (Registration No. 333-169356) as filed with the SEC on September 20, 2010.

We have entered into indemnification agreements with our directors, officers and certain key employees on May 27, 2010. The indemnification agreements provide our directors, officers and certain key employees with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. The form of indemnification agreement is filed as an exhibit to our Form 8-K filed with the SEC on June 2, 2010.

We currently maintain a directors’ and officers’ liability insurance policy.

Item 16.	Exhibits.

The list of exhibits is set forth in beginning on page II-6 of this Registration Statement and is incorporated herein by reference.

Item 17.	Undertakings.

*(a) The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

* (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

*(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

*	Paragraph references correspond to those of Regulation S-K, Item 512

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas on March 7 , 2011.

KRATON PERFORMANCE POLYMERS, INC.

By:	/S/ KEVIN M. FOGARTY
Name:	KEVIN M. FOGARTY
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kevin M. Fogarty and Stephen E. Tremblay, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement (including post-effective amendments and any related registration statements thereto filed pursuant to Rule 462 and otherwise), and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities on March 7 , 2011.

Name	Title

/S/ KEVIN M. FOGARTY Kevin M. Fogarty	Chief Executive Officer, President and Director (principal executive officer)

/S/ STEPHEN E. TREMBLAY Stephen E. Tremblay	Chief Financial Officer (principal financial and accounting officer)

/S/ DAN F. SMITH Dan F. Smith	Director

/S/ BARRY J. GOLDSTEIN Barry J. Goldstein	Director

/s/ KELVIN L. DAVIS Kelvin L. Davis	Director

/s/ MICHAEL G. MACDOUGALL Michael G. MacDougall	Director

/s/ NATHAN H. WRIGHT Nathan H. Wright	Director

/S/ TIMOTHY J. WALSH Timothy J. Walsh	Director

/s/ KEVIN G. O’BRIEN Kevin G. O’Brien	Director

/s/ STEVEN J. DEMETRIOU Steven J. Demetriou	Director

/s/ RICHARD C. BROWN Richard C. Brown	Director

/s/ KAREN A. TWITCHELL Karen A. Twitchell	Director

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement*

3.1	Certificate of Incorporation of Kraton Performance Polymers, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to Kraton Performance Polymers, Inc.’s Registration Statement on Form S-1 filed with the SEC on September 20, 2010)

3.2	Bylaws of Kraton Performance Polymers, Inc. (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to Kraton Performance Polymers, Inc.’s Registration Statement on Form S-1 filed with the SEC on September 20, 2010)

4.1	Specimen Stock Certificate of Kraton Performance Polymers, Inc.’s Common Stock, par value $0.01 per share (incorporated by reference to Exhibit 4.1 to Amendment No. 4 to Kraton Performance Polymers, Inc.’s Registration Statement on Form S-1 filed with the SEC on December 10, 2009)

4.2	Reference is made to Exhibits 3.1 and 3.2

4.3	Form of Amended and Restated Registration Rights and Shareholders’ Agreement, (incorporated by reference to Exhibit 4.17 to Amendment No. 4 to Kraton Performance Polymers, Inc.’s Registration Statement on Form S-1 filed with the SEC on December 10, 2009)

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Powers of Attorney (included on the signature pages of the Registration Statement)

*	To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein.